EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-19237 and 333-37645 of Bank United Corp. on Forms S-3 and Registration Statement No. 333-42765 of Bank United Corp. on Form S-8 of our report dated October 21, 1998, appearing in this Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP

Houston, Texas
December 22, 1998